Exhibit 99.1

News Release

BOARDWALK ANNOUNCES SECOND QUARTER 2014 RESULTS
AND QUARTERLY DISTRIBUTION OF $0.10 PER UNIT

HOUSTON, August 4, 2014 -- Boardwalk Pipeline Partners, LP, (NYSE:BWP) announced today that it has declared a quarterly cash distribution per common unit of $0.10 ($0.40 annualized) payable on August 21, 2014, to unitholders of record as of August 14, 2014.
The Partnership also announced its results for the second quarter and six months ended June 30, 2014, which included the following items:

•
Operating revenues of $293.4 million for the quarter and $650.3 million for the six months ended June 30, 2014, a 2% and 5% increase from $288.7 million and $617.2 million in the comparable 2013 periods;

•
Net income attributable to controlling interests of $57.4 million for the quarter and $167.6 million for the six months ended June 30, 2014, a 19% and 3% decrease from $70.5 million and $171.9 million in the comparable 2013 periods;

•
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) of $167.1 million for the quarter and $387.5 million for the six months ended June 30, 2014, a 6% decrease and a slight increase from $178.5 million and $387.2 million in the comparable 2013 periods; and

•
Distributable cash flow of $124.1 million for the quarter and $285.9 million for the six months ended June 30, 2014, a 17% and 6% decrease from $148.7 million and $303.6 million in the comparable 2013 periods.

Compared with the second quarter of 2013, the Partnership’s results were relatively flat, excluding the effects of a $17.0 million gain on the sale of storage base gas which reduced operating expenses in the second quarter of 2013.

Operating results on a year-to-date basis were impacted by the factor discussed above. Additionally, for the six months ended June 30, 2014, net income, Adjusted EBITDA and distributable cash flow were impacted by a $10.0 million charge to net income attributable to controlling interests related to the development of the Bluegrass Project.
Capital Program
Growth capital expenditures were $123.7 million and maintenance capital expenditures were $39.0 million for the six months ended June 30, 2014.

Conference Call

The Partnership has scheduled a conference call for August 4, 2014, at 9:00 a.m. Eastern time to review the quarterly results, current market conditions and distribution amount. The earnings call may be accessed via the Boardwalk website at www.bwpmlp.com. Please access the website at least 10 minutes before the event begins to register and download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (866) 318-8614 for callers in the U.S. or (617) 399-5133 for callers outside the U.S. The PIN number to access the call is 59984967.

Replay
An online replay will be available on the Boardwalk website immediately following the call.
Non-GAAP Financial Measures - Adjusted EBITDA and Distributable Cash Flow
The Partnership uses non-GAAP measures to evaluate its business and performance, including Adjusted EBITDA and distributable cash flow. Adjusted EBITDA is used as a supplemental financial measure by management and by external users of the Partnership's financial statements, such as investors, commercial banks, research analysts and rating agencies, to assess the Partnership's operating and financial performance, ability to generate cash and return on invested capital as compared to those of other companies in the midstream portion of the natural gas and natural gas liquids industry. Distributable cash flow is used as a supplemental financial measure by management and by external users of the Partnership's financial statements to assess the Partnership's ability to make cash distributions to its unitholders and general partner.

Adjusted EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Adjusted EBITDA and distributable cash flow are not necessarily comparable to similarly titled measures of another company.
About Boardwalk
Boardwalk Pipeline Partners, LP (NYSE: BWP) is a midstream master limited partnership that provides transportation, storage, gathering and processing of natural gas and liquids for its customers. Boardwalk and its subsidiaries own and operate approximately 14,450 miles of natural gas and liquids pipelines and underground storage caverns with an aggregate working gas capacity of approximately 207 billion cubic feet and liquids capacity of approximately 18 million barrels. Boardwalk is a subsidiary of Loews Corporation (NYSE: L), which holds 53% of Boardwalk's equity, excluding incentive distribution rights. Additional information about the Partnership can be found on its website at www.bwpmlp.com.

BOARDWALK PIPELINE PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per unit amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Operating Revenues:
Transportation	$245.7	$242.3	$550.0	$526.4
Parking and lending	9.2	7.1	18.4	15.0
Storage	22.1	27.4	50.9	55.5
Other	16.4	11.9	31.0	20.3
Total operating revenues	293.4	288.7	650.3	617.2

Operating Costs and Expenses:
Fuel and transportation	29.9	27.4	62.9	50.1
Operation and maintenance	43.9	43.8	86.6	84.0
Administrative and general	30.5	28.9	57.3	60.3
Depreciation and amortization	69.6	67.3	138.8	134.1
Asset impairment	1.4	1.1	8.6	1.2
Net gain on disposal of operating assets	(0.8)	(16.2)	(1.2)	(16.2)
Taxes other than income taxes	22.4	25.3	48.2	50.9
Total operating costs and expenses	196.9	177.6	401.2	364.4

Operating income	96.5	111.1	249.1	252.8

Other Deductions (Income):
Interest expense	40.2	40.7	81.1	81.2
Interest income	(0.2)	(0.1)	(0.3)	(0.3)
Equity losses in unconsolidated affiliates	0.5	—	86.6	—
Miscellaneous other income, net	—	—	(0.1)	(0.2)
Total other deductions	40.5	40.6	167.3	80.7

Income before income taxes	56.0	70.5	81.8	172.1

Income taxes	0.1	0.1	0.3	0.3

Net Income	55.9	70.4	81.5	171.8
Net loss attributable to noncontrolling interests	(1.5)	(0.1)	(86.1)	(0.1)
Net income attributable to controlling interests	$57.4	$70.5	$167.6	$171.9

Net Income per Unit:
Net income per unit:
Common units	$0.23	$0.28	$0.68	$0.70
Class B units	$—	$0.03	$—	$0.21
Weighted-average number of units outstanding:
Common units	243.3	212.3	243.3	210.0
Class B units	—	22.9	—	22.9
Cash distribution declared and paid to common units	$0.10	$0.5325	$0.20	$1.065
Cash distribution declared and paid to class B units	$—	$0.3	$—	$0.6

The following table presents a reconciliation of the Partnership's Adjusted EBITDA and distributable cash flow to its net income, the most directly comparable GAAP financial measure, for each of the periods presented (in millions):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to controlling interests	$57.4	$70.5	$167.6	$171.9
Income taxes	0.1	0.1	0.3	0.3
Depreciation and amortization	69.6	67.3	138.8	134.1
Interest expense	40.2	40.7	81.1	81.2
Interest income	(0.2)	(0.1)	(0.3)	(0.3)
Adjusted EBITDA	167.1	178.5	387.5	387.2
Less:
Cash paid for interest, net of capitalized interest	23.5	24.4	76.1	71.7
Maintenance capital expenditures	23.0	14.3	39.0	21.8
Add:
Proceeds from sale of operating assets	2.8	20.2	2.9	21.2
Net gain on sale of operating assets	(0.8)	(16.2)	(1.2)	(16.2)
Asset impairment	1.4	1.1	1.5	1.2
Bluegrass/Moss Lake project impairment, net of noncontrolling interest (1)	—	—	10.0	—
Other (2)	0.1	3.8	0.3	3.7
Distributable Cash Flow	$124.1	$148.7	$285.9	$303.6

(1)	The net impact to the Partnership’s EBITDA and Net income after non-controlling interests from the Bluegrass Project impairment was $10.0 million.

(2)
The 2013 period includes ethylene inventory that was acquired through the acquisition of Boardwalk Louisiana Midstream, LLC, and was subsequently sold. Remaining items also include other non-cash items, such as the equity component of allowance for funds used during construction and equity in earnings, net of noncontrolling interests.

BOARDWALK PIPELINE PARTNERS, LP
NET INCOME PER UNIT RECONCILIATION
(Unaudited)

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the three months ended June 30, 2014, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$55.9
Less: Net loss attributable to noncontrolling interests	(1.5)
Net income attributable to controlling interests	57.4
Declared distribution	24.8	$24.3	$0.5
Assumed allocation of undistributed net income	32.6	32.0	0.6
Assumed allocation of net income attributable to limited partner unitholders and general partner	$57.4	$56.3	$1.1
Weighted-average units outstanding		243.3
Net income per unit		$0.23

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the three months ended June 30, 2013, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$70.4
Less: Net loss attributable to noncontrolling interests	(0.1)
Net income attributable to controlling interests	70.5
Declared distribution	135.6	$117.3	$6.9	$11.4
Assumed allocation of undistributed net loss	(65.1)	(57.6)	(6.2)	(1.3)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$70.5	$59.7	$0.7	$10.1
Weighted-average units outstanding		212.3	22.9
Net income per unit		$0.28	$0.03

The following table provides a reconciliation of net income and the assumed allocation of net income to the common units for purposes of computing net income per unit for the six months ended June 30, 2014, (in millions, except per unit data):

	Total	Common Units	General Partner and IDRs
Net income	$81.5
Less: Net loss attributable to noncontrolling interests	(86.1)
Net income attributable to controlling interests	167.6
Declared distribution	49.6	$48.7	$0.9
Assumed allocation of undistributed net income	118.0	115.6	2.4
Assumed allocation of net income attributable to limited partner unitholders and general partner	$167.6	$164.3	$3.3
Weighted-average units outstanding		243.3
Net income per unit		$0.68

The following table provides a reconciliation of net income and the assumed allocation of net income to the common and class B units for purposes of computing net income per unit for the six months ended June 30, 2013, (in millions, except per unit data):

	Total	Common Units	Class B Units	General Partner and IDRs
Net income	$171.8
Less: Net loss attributable to noncontrolling interests	(0.1)
Net income attributable to controlling interests	171.9
Declared distribution	263.8	$227.9	$13.7	$22.2
Assumed allocation of undistributed net loss	(91.9)	(81.2)	(8.9)	(1.8)
Assumed allocation of net income attributable to limited partner unitholders and general partner	$171.9	$146.7	$4.8	$20.4
Weighted-average units outstanding		210.0	22.9
Net income per unit		$0.70	$0.21

SOURCE:    Boardwalk Pipeline Partners, LP

INVESTOR CONTACTS:
Molly Ladd Whitaker, 866-913-2122
Director of Investor Relations and Corporate Communications
ir@bwpmlp.com
or
Jamie Buskill, 713-479-8082
Senior VP, Chief Financial and Administrative Officer and Treasurer

MEDIA CONTACT:
Joe Hollier, 713-479-8670
Manager of Corporate Communications
joe.hollier@bwpmlp.com